UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 5, 2024 (January 4, 2024)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
5.00% Notes due 2026	GAINN	The Nasdaq Stock Market LLC
4.875% Notes due 2028	GAINZ	The Nasdaq Stock Market LLC
8.00% Notes due 2028	GAINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 4, 2024, Gladstone Investment Corporation (the “Company”) reconvened its Special Meeting of Stockholders (the “Special Meeting”) that was adjourned on December 11, 2023. The Company’s stockholders voted and approved the proposal presented at the Special Meeting, which is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 25, 2023.

The matter considered and voted on by the Company’s stockholders at the Special Meeting (the “Proposal”) and the vote of the stockholders were as follows:

1.	To approve a new investment advisory agreement between the Company and Gladstone Management Corporation, the Company’s investment adviser:

For	Against	Abstain
15,797,260	884,850	733,182

The Proposal is the result of an anticipated change in control of Gladstone Management Corporation (the “Adviser”). From inception, the Adviser has been 100% indirectly owned and controlled by David Gladstone. David Gladstone owns 100% of the voting and economic interests of The Gladstone Companies, Ltd., which in turn owns 100% of the voting and economic interests of The Gladstone Companies, Inc., which in turn owns 100% of the voting and economic interests of the Adviser. Immediately after approval of the Proposal and approval by the stockholders of Gladstone Capital Corporation of a similar proposal, the Adviser will enter into a voting trust agreement (the “Voting Trust Agreement”), among David Gladstone, Lorna Gladstone, Laura Gladstone, Kent Gladstone and Jessica Martin, each as a trustee and collectively, as the board of trustees of the voting trust (the “Voting Trust Board”), the Adviser and certain stockholders of the Adviser, pursuant to which David Gladstone will deposit all of his indirect interests in the Adviser, which represented 100% of the voting and economic interests thereof, with the voting trust.

Pursuant to the Voting Trust Agreement, prior to its Effective Date (as defined below) David Gladstone will, in his sole discretion, have the full, exclusive and unqualified right and power to vote in person or by proxy all of the shares of common stock of the Adviser deposited with the voting trust at all meetings of the stockholders of the Adviser in respect of any and all matters on which the stockholders of the Adviser are entitled to vote under the Adviser’s certificate of incorporation or applicable law, to give consents in lieu of voting such shares of common stock of the Adviser at a meeting of the stockholders of the Adviser in respect of any and all matters on which stockholders of the Adviser are entitled to vote under its certificate of incorporation or applicable law, to enter into voting agreements, waive notice of any meeting of stockholders of the Adviser in respect of such shares of common stock of the Adviser and to grant proxies with respect to all such shares of common stock of the Adviser with respect to any lawful corporate action (collectively, the “Voting Powers”).

Commencing on the Effective Date, the Voting Trust Board shall have the full, exclusive and unqualified right and power to exercise the Voting Powers. Each member of the Voting Trust Board shall hold 20% of the voting power of the Voting Trust Board as of the Effective Date. The “Effective Date” shall occur on the earliest of (i) the death of David Gladstone, (ii) David Gladstone’s election (in his sole discretion) and (iii) one year from the date the Voting Trust Agreement is entered into. Following entry into the Voting Trust Agreement, the current members of senior management of the Adviser will continue to manage the day-to-day aspects of the Adviser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)

	By:	/s/ Rachael Easton
January 5, 2024		Rachael Easton
Chief Financial Officer and Treasurer